Exhibit 99.2

For Immediate Release
Jones Apparel Group, Inc.

JONES APPAREL GROUP, INC. CONCLUDES FORMAL SALE PROCESS

New York, New York - August 15, 2006 - Jones Apparel Group, Inc. (NYSE: JNY) (the "Company" and "Jones") announced today that its Board of Directors has concluded its formal sale process and has made the decision not to pursue a sale of the Company. The Board, in conjunction with the Company's financial advisors and management, has conducted a thorough review and has concluded that at this time the continued execution of the Company's strategic plan will create greater long term value for shareholders than a sale of the Company. Jones announced the exploration of a possible sale in March 2006.

Commenting on the Board's decision, Peter Boneparth, President and Chief Executive Officer, stated "The Board has concluded that at this time the best alternative to maximize long term shareholder value is to continue executing on the Company's strategic business plan. Jones has built a reputation for excellence in product quality and value. The Board, management team and I look forward to continuing to grow and strengthen Jones's position as a leader in the apparel, footwear, accessories and retail industries."

The Company will host a conference call with management to discuss this announcement at 8:30 am eastern time on August 16, which is accessible by dialing 412-858-4600 or through a web cast at www.jny.com. The call will be recorded and made available through August 23 and may be accessed by dialing 877-344-7529. Enter account number 394860.

Jones Apparel Group, Inc. (http://www.jny.com), a Fortune 500 company, is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through our chain of specialty retail and value-based stores, and operates the Barneys New York chain of luxury stores. The Company's nationally recognized brands include Jones New York, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Kasper, Anne Klein, Albert Nipon, Le Suit and Barneys New York. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation and footwear under the Dockers Women brand licensed from Levi Strauss & Co. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company primarily contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Evan-Picone, Anne Klein New York, Nine West, Gloria Vanderbilt and l.e.i., with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expect," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involves risks and uncertainties, including:

  those associated with the effect of national and regional economic conditions;

  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;

  the performance of the Company's products within the prevailing retail environment;

  customer acceptance of both new designs and newly-introduced product lines;

  the Company's reliance on a few department store groups for large portions of the Company's business;

  consolidation of the Company's retail customers;

  financial difficulties encountered by customers;

  the effects of vigorous competition in the markets in which the Company operates;

  the Company's ability to identify acquisition candidates and, in an increasingly competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;

  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;

  the Company's reliance on independent foreign manufacturers;

  changes in the costs of raw materials, labor, advertising and transportation;

  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;

  the uncertainties of sourcing associated with the new environment in which general quota has expired on apparel products (while China has agreed to safeguard quota on certain classes of apparel products through 2008, political pressure will likely continue for restraint on importation of apparel);

  the Company's ability to successfully implement new operational and financial computer systems; and

  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A - Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Efthimios P. Sotos, Chief Financial Officer
Jones Apparel Group, Inc.
(215) 785-4000

Media Contact:

Joele Frank and Sharon Goldstein
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449